UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2017

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Pier 1, Bay 3

San Francisco, CA 94111

 (Address and zip code of principal executive offices)

(415) 283-4000

(Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On October 18, 2017, Pattern Energy Group Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting as representatives of the several underwriters named therein (collectively, the “Underwriters”) relating to the public offering by the Company of 8,000,000 shares of its Class A common stock (the “Firm Shares”). The offering price to the public of the Firm Shares is $23.40 per share, and the Company agreed to sell the Firm Shares to the Underwriters at a price of $23.06 per share, with the Underwriters receiving an underwriting discount and commission of $0.34 per share. The Company granted the Underwriters a 30-day option to purchase from the Company up to an additional 1,200,000 shares of its Class A common stock (the “Option Shares” and together with the Firm Shares, the “Shares”) to cover overallotments, if any, on the same terms, and the Underwriters exercised the option in full on October 19, 2017. After underwriting discounts and commissions and estimated offering expenses, the Company expects the net proceeds from the offering of the Shares to be approximately $211.5 million.

The offering is being made in the United States pursuant to an automatically effective shelf registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2017 (File No. 333-219970). A prospectus supplement relating to the offering has been filed with the SEC. The offering is being made in Canada pursuant to a supplement to the Company’s MJDS shelf prospectus, which has been filed with applicable Canadian securities regulatory authorities. The closing of the offering is expected to take place on October 23, 2017.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this current report will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and cautionary statements contained or incorporated by reference in the prospectus supplement filed with the SEC or the supplement to the MJDS shelf prospectus filed with the Canadian securities regulatory authorities, or included in the Company’s annual report on Form 10-K for the year ended December 31, 2016 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017. The risk factors could cause actual events or the Company’s actual results to differ materially from those contained in any forward-looking statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit Number	Description
1.1	Underwriting Agreement, dated October 18, 2017
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2017

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
Name: Kim H. Liou
Title: Secretary